Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to

the incorporation by reference in the Registration Statements (Form S-8

No. 333-200634; 333-
200635;

333-200641; 3330200665; 333-215254; 333-215255; 333-228653;

333-230312; 333-249143; 333-
272975) pertaining to the UBS 401(k) Plan (the Plan) of UBS AG (the Company)

of our report dated June 26,
2025, with respect to the financial statements and schedule of the Company’s

Plan included in this Annual
Report (Form 11-K) for the year ended December 31,

2024.

New York,

New York

June 26, 2025